Exhibit 1.01

Silicom Ltd.
Conflict Minerals Report
For The Year Ended December 31, 2014

This report for the year ended December 31, 2014 is presented to comply with Section 13(p) of the Securities Exchange Act of 1934 and Rule 13p-1 (the Rule) and Form SD thereunder.  The Rule was adopted by the Securities and Exchange Commission (SEC) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. Conflict minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum and tungsten for the purposes of this assessment. These requirements apply to registrants whatever the geographic origin of the conflict minerals and whether or not they fund armed conflict.  In accordance with the instructions, and related guidance, to Form SD, this Conflict Minerals Report has not been audited by an independent private sector auditor.

If a registrant can establish that the conflict minerals originated from sources other than the Democratic Republic of the Congo or an adjoining country (the “Covered Countries”), or from recycled and scrap sources, they must submit a Form SD which describes the Reasonable Country of Origin Inquiry completed.  If a registrant has reason to believe that any of the conflict minerals in their supply chain may have originated in the Covered Countries, or if they are unable to determine the country of origin of those conflict minerals, then the issuer must exercise due diligence on the conflict minerals’ source and chain of custody and submit a Conflict Minerals Report to the SEC that includes a description of those due diligence measures.

Design and Description of Conflict Minerals Diligence Program

The design of our conflict minerals due diligence program is in conformity with the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition, and related Supplements on Tin, Tantalum and Tungsten and on Gold (collectively, “OECD Guidance”), specifically as it relates to our position in the minerals supply chain as a “downstream” purchaser.  We designed our due diligence program, management and measures to conform in all material respects with the framework OECD Guidance.

(i)	Establishment of Strong Company Management Systems

a.
Our management system includes the development of a Conflict Mineral Qualification Team overseen by the Chief Financial Officer of the Company and run under the supervision of the Company’s QA & EMS Director, and includes a team of subject matter experts from relevant functions including Operations and Purchasing. Senior management is briefed about the results of our due diligence efforts on a regular basis.

b.	Implement a supply chain system of controls and transparency through the use of due diligence tools created by the Conflict-Free Sourcing Initiative (“CFSI”).

c.	Incorporate requirements related to conflict minerals in our standard template for supplier contracts and specifications.

d.	Maintain a documentation and record maintenance mechanism to ensure the retaining of relevant documentation in an electronic database.

e.	Implementation of a Corrective Action System in order to achieve continuous improvement of our conflict mineral qualification process and reduction of uncertainty in the process.

(ii)	Identification and Assessment of Risk in the Supply Chain

a.
We have adopted the processes and protocols of the Conflict Free Smelter Program. All Conflict Minerals “necessary to the functionality of the products” have been identified and the suppliers of those Conflict Minerals have been identified and smelter data has been collected from them. Responses provided by suppliers have undergone a review for accuracy.

b.
We conducted a survey of our active suppliers using the template developed jointly by the companies of Electronic Industry Citizenship Coalition® (EICC®) and The Global e-Sustainability Initiative (GeSI), known as the CFSI Reporting Template (the Template). The Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a company’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the template contains questions about the origin of conflict minerals included in their products, as well as supplier due diligence. Written instructions and recorded training illustrating the use of the tool is available on CFSI’s website (http://www.conflictfreesourcing.org/). The Template is being widely adopted by many companies in their due diligence processes related to conflict minerals.

(iii)	Design and Implementation of a Strategy to Respond to Identified Risks

a.
Due diligence reviews of suppliers, smelters and refiners that may be sourcing or processing conflict minerals from the Covered Countries which may not be from recycled or scrap sources. However, as a result of the complexity of our products and the constant evolution of our supply chain, it is difficult to identify sub-tier suppliers downstream from our direct suppliers.

b.
Monitor and track suppliers, smelters and/or refiners identified as not meeting the requirements (or that defined themselves as “Unknown”) set forth in our Conflict Minerals Sourcing Policy or contractual requirements to determine their progress in meeting those requirements. Any new suppliers will be required to complete EICC-GeSI declarations as part of becoming an approved supplier to Silicom.

c.	Provide progress reports to our senior management relating to our risk mitigation efforts.

d.	Undertake any additional fact and risk assessments as necessary.

(iv)	Support for the Development and Implementation of Independent Third Party Audits of Smelters’ and Refiners’ sourcing:

We encourage our suppliers to purchase from EICC’s Conflict-Free Smelter (CFS) Compliant Smelters.

(v)	Report on Supply Chain Due Diligence

This report is available on our website at http://www.silicom-usa.com/Article.aspx?Item=939&ln=en.

 Products

During this reporting period, we identified the products below that we manufactured or contracted to manufacture as containing necessary conflict minerals:

(i)	High-end server network interface cards with and without bypass (Server Adapters);
(ii)
Intelligent and programmable cards, with features such as encryption, acceleration, data compression, redirection, time stamping, network capture solutions, FPGA based ultra-low latency solutions, and/or other offload features (Smart Adapters);

(iii)	Stand-alone Bypass Switches (mostly Intelligent bypass switches); and
(iv)
The patented SETAC (Server To Appliance Converter) product family, a unique solution that enables standard servers to be configured as network appliances with high-density front networking ports and easy port modularity, including Switched SETAC.

Results of our Due Diligence Measures

Inherent Limitations on Due Diligence Measures

As a downstream purchaser of conflict minerals, our due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary conflict minerals.  Our due diligence processes are based on the necessity of seeking data from our direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary conflict minerals.  We also reviewed information from websites of suppliers and manufacturers where conflict minerals reports were available. We also rely, to a large extent, on information collected and provided by independent third party audit programs. Such sources of information, may yield inaccurate or incomplete information and may be subject to fraud.

Supplier Chain Survey Responses

As a result of our due diligence efforts, we have concluded in good faith that during 2014 and with respect to the necessary conflict minerals that originated or may have originated from the Covered Countries, our products which contain conflict minerals are “DRC Conflict Undeterminable” (as defined in the Rule). We reached this conclusion because we have been unable to determine the origin of all of the conflict minerals used in our products.

 Table 1 below lists the facilities which, to the extent known, processed the necessary conflict minerals used in our products.

Metal	Smelter or Refiner Facility Name†	Country
Gold	So Accurate Group, Inc. *	United States
Gold	Advanced Chemical Company *	United States
Gold	Western Australian Mint trading as The Perth Mint *	Australia
Gold	Aida Chemical Industries Co. Ltd. *	Japan
Gold	Allgemeine Gold-und Silberscheideanstalt A.G. *	Germany
Gold	Allgemeine Gold-und Silberscheideanstalt A.G. *	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC) *	Uzbekistan
Gold	AngloGold Ashanti Córrego do Sítio Minerção *	Brazil
Gold	Argor-Heraeus SA *	Switzerland
Gold	Asahi Pretec Corporation *	Japan
Gold	Asaka Riken Co Ltd.	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S. *	Turkey
Gold	Aurubis AG	Germany
Gold	Bauer Walser AG *	Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines

Gold	Boliden AB *	Sweden
Gold	C. Hafner GmbH + Co. KG *	Germany
Gold	Caridad *	Mexico
Gold	CCR Refinery – Glencore Canada Corporation *	Canada
Gold	Cendres + Métaux SA *	Switzerland
Gold	Chimet S.p.A. *	Italy
Gold	China National Gold Group Corporation *	China
Gold	The Refinery of Shandong Gold Mining Co. Ltd. *	China
Gold	Chugai Mining	Japan
Gold	Colt Refining *	United States
Gold	Daejin Indus Co. Ltd.	Korea, Republic of
Gold	Daye Non-Ferrous Metals Mining Ltd. *	China
Gold	Do Sung Corporation *	Korea, Republic of
Gold	Doduco *	Germany
Gold	Dowa *	Japan
Gold	Eco-System Recycling Co., Ltd. *	Japan
Gold	FSE Novosibirsk Refinery *	Russian Federation
Gold	Gansu Seemine Material Hi-Tech Co Ltd. *	China
Gold	The Great Wall Gold and Silver Refinery of China *	China
Gold	Guangdong Jinding Gold Limited *	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd. *	China
Gold	Heimerle + Meule GmbH *	Germany
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation *	China
Gold	Heraeus Precious Metals GmbH & Co. KG *	Germany
Gold	Heraeus Ltd. Hong Kong *	Hong Kong
Gold	Hunan Chenzhou Mining Group Co., Ltd. *	China
Gold	Hwasung CJ Co. Ltd. *	Korea, Republic of
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited *	China
Gold	Ishifuku Metal Industry Co., Ltd. *	Japan
Gold	Istanbul Gold Refinery *	Turkey
Gold	Japan Mint *	Japan
Gold	Jiangxi Copper Company Limited *	China
Gold	Johnson Matthey Inc *	United States

Gold	Johnson Matthey Ltd. *	Canada
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant *	Russian Federation
Gold	JSC Uralelectromed *	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd. *	Japan
Gold	Kennecott Utah Copper LLC *	United States
Gold	Kazzinc Ltd. *	Kazakhstan
Gold	Kojima Chemicals Co., Ltd. *	Japan
Gold	Korea Metal Co. Ltd. *	Korea, Republic of
Gold	Kyrgyzaltyn JSC *	Kyrgyzstan
Gold	L' azurde Company For Jewelry *	Saudi Arabia
Gold	Caridad *	Mexico
Gold	Lingbao Gold Company Limited *	China
Gold	LS-NIKKO Copper Inc. *	Korea, Republic of
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd. *	China
Gold	Zijin Mining Group Co. Ltd. *	China
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd. *	China
Gold	Materion *	United States
Gold	Matsuda Sangyo Co., Ltd. *	Japan
Gold	Metalor Technologies SA *	Switzerland
Gold	Metalor Technologies (Hong Kong) Ltd. *	Hong Kong
Gold	Metalor Technologies (Singapore) Pte. Ltd. *	Singapore
Gold	Metalor Technologies SA *	Switzerland
Gold	Metalor USA Refining Corporation *	United States
Gold	Met-Mex Peñoles, S.A. *	Mexico
Gold	Mitsubishi Materials Corporation *	Japan
Gold	Mitsui Mining and Smelting Co., Ltd. *	Japan
Gold	Moscow Special Alloys Processing Plant *	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş. *	Turkey
Gold	Navoi Mining and Metallurgical Combinat *	Uzbekistan
Gold	Nihon Material Co. Ltd. *	Japan
Gold	Sumitomo Metal Mining Co., Ltd. *	Japan
Gold	JX Nippon Mining & Metals Co., Ltd. *	Japan
Gold	Navoi Mining and Metallurgical Combinat *	Uzbekistan

Gold	Ohio Precious Metals, LLC *	United States
Gold	Ohura Precious Metal Industry Co., Ltd. *	Japan
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet) *	Russian Federation
Gold	OJSC Kolyma Refinery *	Russian Federation
Gold	Ohio Precious Metals, LLC *	United States
Gold	PAMP SA *	Switzerland
Gold	JX Nippon Mining & Metals Co., Ltd. *	Japan
Gold	Penglai Penggang Gold Industry Co Ltd. *	China
Gold	Western Australian Mint trading as The Perth Mint *	Australia
Gold	Prioksky Plant of Non-Ferrous Metals *	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk *	Indonesia
Gold	PX Précinox SA *	Switzerland
Gold	Rand Refinery (Pty) Ltd. *	SOUTH AFRICA
Gold	Republic Metals Corporation *	United States
Gold	Royal Canadian Mint *	Canada
Gold	Sabin Metal Corp. *	United States
Gold	Samduck Precious Metals *	Korea, Republic of
Gold	SAMWON METALS Corp. *	Korea, Republic of
Gold	Schone Edelmetaal *	Netherlands
Gold	SEMPSA Joyería Platería SA *	Spain
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation *	China
Gold	The Refinery of Shandong Gold Mining Co. Ltd. *	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd. *	China
Gold	Sichuan Tianze Precious Metals Co., Ltd. *	China
Gold	Singway Technology Co., Ltd. *	Taiwan
Gold	Sumitomo Metal Mining Co., Ltd. *	Japan
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals *	Russian Federation
Gold	Solar Applied Materials Technology Corp. *	Taiwan
Gold	Sumitomo Metal Mining Co., Ltd. *	Japan
Gold	Tanaka Kikinzoku Kogyo K.K. *	Japan
Gold	The Great Wall Gold and Silver Refinery of China *	China
Gold	Western Australian Mint trading as The Perth Mint *	Australia
Gold	The Refinery of Shandong Gold Mining Co. Ltd. *	China

Gold	Tokuriki Honten Co., Ltd. *	Japan
Gold	Tongling nonferrous Metals Group Co., Ltd. *	China
Gold	Torecom *	Korea, Republic of
Gold	Sumitomo Metal Mining Co., Ltd. *	Japan
Gold	Umicore Brasil Ltd. *	Brazil
Gold	Umicore SA Business Unit Precious Metals Refining *	Belgium
Gold	Umicore Precious Metals Thailand *	Thailand
Gold	United Precious Metal Refining, Inc. *	United States
Gold	Valcambi SA *	Switzerland
Gold	Western Australian Mint trading as The Perth Mint *	Australia
Gold	Materion *	United States
Gold	CCR Refinery – Glencore Canada Corporation *	Canada
Gold	Yamamoto Precious Metal Co., Ltd. *	Japan
Gold	Yokohama Metal Co Ltd. *	Japan
Gold	Yunnan Copper Industry Co Ltd. *	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd. *	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation *	China
Gold	Zijin Mining Group Co. Ltd. *	China
Tin	Alpha *	United States
Tin	Minsur *	Peru
Tin	PT Timah (Persero), Tbk *	Indonesia
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd. *	China
Tin	China Tin Group Co., Ltd. *	China
Tin	China Rare Metal Materials Company *	China
Tin	Yunnan Tin Company, Ltd. *	China
Tin	CNMC (Guangxi) PGMA Co. Ltd. *	China
Tin	EM Vinto *	Bolivia
Tin	Cooper Santa *	Brazil
Tin	PT DS Jaya Abadi *	Indonesia
Tin	PT Stanindo Inti Perkasa *	Indonesia
Tin	CV Gita Pesona *	Indonesia
Tin	CV JusTindo *	Indonesia
Tin	CV Makmur Jaya *	Indonesia

Tin	CV Nurjanah *	Indonesia
Tin	PT Prima Timah Utama *	Indonesia
Tin	CV Serumpun Sebalai *	Indonesia
Tin	CV United Smelting *	Indonesia
Tin	Rui Da Hung *	Taiwan
Tin	Dowa *	Japan
Tin	EM Vinto *	Bolivia
Tin	Estanho de Rondônia S.A. *	Brazil
Tin	Fenix Metals *	Poland
Tin	Novosibirsk Integrated Tin Works *	Russian Federation
Tin	Minsur *	Peru
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd. *	China
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd. *	China
Tin	Gejiu Kai Meng Industry and Trade LLC *	China
Tin	Gejiu Zi-Li *	China
Tin	China Tin Group Co., Ltd. *	China
Tin	CNMC (Guangxi) PGMA Co. Ltd. *	China
Tin	Huichang Jinshunda Tin Co. Ltd. *	China
Tin	PT Timah (Persero), Tbk *	Indonesia
Tin	PT Bukit Timah *	Indonesia
Tin	Jiangxi Nanshan *	China
Tin	Gejiu Kai Meng Industry and Trade LLC *	China
Tin	PT Bangka Putra Karya *	Indonesia
Tin	PT Tambang Timah *	Indonesia
Tin	Linwu Xianggui Smelter Co *	China
Tin	China Tin Group Co., Ltd. *	China
Tin	Magnu's Minerais Metais e Ligas LTDA *	Brazil
Tin	Malaysia Smelting Corporation (MSC) *	Malaysia
Tin	Melt Metais e Ligas S/A *	Brazil
Tin	PT Timah (Persero), Tbk *	Indonesia
Tin	Metallo Chimique *	Belgium
Tin	Mineração Taboca S.A. *	Brazil
Tin	Mitsubishi Materials Corporation *	Japan

Tin	Malaysia Smelting Corporation (MSC) *	Malaysia
Tin	PT Timah (Persero), Tbk *	Indonesia
Tin	Novosibirsk Integrated Tin Works *	Russian Federation
Tin	O.M. Manufacturing (Thailand) Co., Ltd. *	Thailand
Tin	O.M. Manufacturing Philippines, Inc. *	Philippines
Tin	OMSA *	Bolivia
Tin	PT Bangka Putra Karya *	Indonesia
Tin	PT Alam Lestari Kencana *	Indonesia
Tin	PT Artha Cipta Langgeng *	Indonesia
Tin	PT ATD Makmur Mandiri Jaya *	Indonesia
Tin	PT Babel Inti Perkasa *	Indonesia
Tin	PT Babel Surya Alam Lestari *	Indonesia
Tin	PT Bangka Timah Utama Sejahtera *	Indonesia
Tin	PT Bangka Tin Industry *	Indonesia
Tin	PT Belitung Industri Sejahtera *	Indonesia
Tin	PT BilliTin Makmur Lestari *	Indonesia
Tin	PT Bukit Timah *	Indonesia
Tin	PT DS Jaya Abadi *	Indonesia
Tin	PT Stanindo Inti Perkasa *	Indonesia
Tin	PT Eunindo Usaha Mandiri *	Indonesia
Tin	PT Fang Di MulTindo *	Indonesia
Tin	PT Hanjaya Perkasa Metals *	Indonesia
Tin	PT HP Metals Indonesia *	Indonesia
Tin	PT Bukit Timah *	Indonesia
Tin	PT Inti Stania Prima *	Indonesia
Tin	PT Karimun Mining *	Indonesia
Tin	PT Koba Tin *	Indonesia
Tin	PT Mitra Stania Prima *	Indonesia
Tin	PT Panca Mega Persada *	Indonesia
Tin	PT Pelat Timah Nusantara Tbk *	Indonesia
Tin	PT Prima Timah Utama *	Indonesia
Tin	PT Refined Bhngka Tin *	Indonesia
Tin	PT Sariwiguna Binasentosa *	Indonesia

Tin	PT Seirama Tin investment *	Indonesia
Tin	PT Stanindo Inti Perkasa *	Indonesia
Tin	PT Sumber Jaya Indah *	Indonesia
Tin	PT Supra Sukses Trinusa *	Indonesia
Tin	PT Tambang Timah *	Indonesia
Tin	PT Timah (Persero), Tbk *	Indonesia
Tin	PT Pelat Timah Nusantara Tbk *	Indonesia
Tin	PT Tinindo Inter Nusa *	Indonesia
Tin	PT Tommy Utama *	Indonesia
Tin	PT Wahana Perkit Jaya *	Indonesia
Tin	PT Yinchendo Mining Industry *	Indonesia
Tin	Rui Da Hung *	Taiwan
Tin	Yunnan Tin Company, Ltd. *	China
Tin	Soft Metais, Ltda. *	Brazil
Tin	Thaisarco *	Thailand
Tin	White Solder Metalurgia e Mineração Ltda. *	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd. *	China
Tantalum	Changsha South Tantalum Niobium Co., Ltd. *	China
Tantalum	Conghua Tantalum and Niobium Smeltry *	China
Tantalum	Duoluoshan *	China
Tantalum	Exotech Inc. *	United States
Tantalum	F&X Electro-Materials Ltd. *	China
Tantalum	Global Advanced Metals Boyertown *	United States
Tantalum	Global Advanced Metals Aizu *	Japan
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch *	China
Tantalum	Guangdong Zhiyuan New Material Co., Ltd. *	China
Tantalum	H.C. Starck Inc. *	United States
Tantalum	H.C. Starck Co., Ltd. *	Thailand
Tantalum	H.C. Starck Hermsdorf GmbH *	Germany
Tantalum	H.C. Starck GmbH Goslar *	Germany
Tantalum	H.C. Starck GmbH Laufenburg *	Germany
Tantalum	H.C. Starck Ltd. *	Japan
Tantalum	H.C. Starck Smelting GmbH & Co.KG *	Germany

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd. *	China
Tantalum	Hi-Temp *	United States
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd. *	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd. *	China
Tantalum	Jiujiang Tanbre Co., Ltd. *	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co, Ltd. *	China
Tantalum	KEMET Blue Metals *	Mexico
Tantalum	KEMET Blue Powder *	United States
Tantalum	King-Tan Tantalum Industry Ltd. *	China
Tantalum	LSM Brasil S.A. *	Brazil
Tantalum	Metallurgical Products India (Pvt.) Ltd. *	India
Tantalum	Mineração Taboca S.A. *	Brazil
Tantalum	Mitsui Mining & Smelting *	Japan
Tantalum	Molycorp Silmet A.S. *	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd. *	China
Tantalum	KEMET Blue Powder *	United States
Tantalum	Plansee SE Liezen *	Austria
Tantalum	Plansee SE Reutte *	Austria
Tantalum	QuantumClean *	United States
Tantalum	RFH Tantalum Smeltry Co., Ltd. *	China
Tantalum	Shanghai Jiangxi Metals Co. Ltd. *	China
Tantalum	Solikamsk Magnesium Works OAO *	Russian Federation
Tantalum	Taki Chemicals *	Japan
Tantalum	Telex *	United States
Tantalum	Ulba *	Kazakhstan
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd. *	China
Tantalum	Duoluoshan *	China
Tantalum	Zhuzhou Cement Carbide *	China
Tungsten	A.L.M.T. Corp. *	Japan
Tungsten	Kennametal Huntsville *	United States
Tungsten	Guangdong Xianglu Tungsten Co., Ltd. *	China
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd. *	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd. *	China

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd. *	China
Tungsten	Dayu Weiliang Tungsten Co., Ltd. *	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd. *	China
Tungsten	Ganxian Shirui New Material Co., Ltd. *	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd. *	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd. *	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd. *	China
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd. *	China
Tungsten	Global Tungsten & Powders Corp. *	United States
Tungsten	H.C. Starck GmbH *	Germany
Tungsten	H.C. Starck Smelting GmbH & Co.KG *	Germany
Tungsten	Hunan Chenzhou Mining Group Co., Ltd. *	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd. *	China
Tungsten	Japan New Metals Co., Ltd. *	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd. *	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd. *	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd. *	China
Tungsten	Jiangxi Richsea New Materials Co., Ltd. *	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd. *	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd. *	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd. *	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd. *	China
Tungsten	Kennametal Fallon *	United States
Tungsten	Kennametal Huntsville *	United States
Tungsten	Malipo Haiyu Tungsten Co., Ltd. *	China
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC *	Vietnam
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd. *	Vietnam
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd. *	Vietnam
Tungsten	Wolfram Bergbau und Hütten AG *	Austria
Tungsten	Wolfram Company CJSC *	Russian Federation
Tungsten	Xiamen Tungsten Co., Ltd. *	China
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd. *	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd. *	China

†	Smelter and refiner facility names as reported by the CFSI as of May 1, 2015.

*	Denotes smelters and refiners which have received a “conflict free” designation from an independent third party audit program as of May 1, 2015.

Future Due Diligence Measures

During the reporting period for the calendar year ending December 31, 2015, we are continuing to engage in the diligence process described above.  We will also continue to  attempt to validate supplier responses using information collected via independent conflict free smelter validation programs such as the Electronic Industry Citizenship Coalition / Global e-Sustainability Initiative (EICC/GeSI) Conflict Free Smelter Program.